ADIC POLICY


Section:            Benefits
Subject:            ADIC Bonus Plan (ABP)
Effective Date:     November 1, 1996

Page 1 of   3
--------------------------------------------------------------------------------


1.0  Purpose

     This is a discretionary bonus plan designed to reward Team Members for the financial success of the Company. The plan described herein was adopted on September 27, 1996. The ADIC Board of Directors reserves the right to amend or terminate the plan without notice.

2.0  Policy

     Based upon recommendation of the Chief Executive Officer, the ADIC Board of Directors will approve the allocation and distribution of funds to be paid out under the ADIC Bonus Plan. A targeted payout will be determined based upon grade level and a pre-determined percent of base salary. These targets will be reviewed annually.

3.0  Applicability

     The bonus policy applies to all eligible Team Members as defined in
     Section 5.

4.0  Responsibilities

     Human Resources Department is responsible for maintaining a database which tracks Team Member salary, participation and actual bonus.

5.0  Definitions

     a. Eligibility: All regular, non-commissioned Team Members, with the exception of ADIC Europe Team Members, working more than twenty-five hours per week are eligible. Part-time employment (hours worked between twenty-five hours and full-time) will result in prorated participation. Eligibility for bonus distribution is contingent upon employment on the date of the actual bonus payout. A person whose employment is terminated for any reason prior to the bonus payout forfeits all rights to receive a bonus for that fiscal year.

     b. Non-commissioned: Team Members whose compensation package does not include a sales commission plan are considered non-commissioned.

     c. Commissioned: Team Members whose compensation package includes a sales commission plan. ADIC reserves the right to include certain, specifically identified commissioned Team Members, for participation in the ADIC Bonus Plan.

6.0  Procedure:

     a. Team Member participation in the plan will be based on length of service. Participation on a partial share basis will begin after completing two months of service. Full participation is achieved at the end of 12 months of service.

     b. The participation factor equals the total number of months employed at ADIC, minus the two-month waiting period, divided by 10. The total number of months employed is rounded to the nearest one-half month. Length of service is then adjusted to reflect any leaves of absence.

     c. Distribution will be in proportion to each Team Member's annual base salary percentage target multiplied by that Team Member's participation factor.

     d. Time taken by a Team Member as a leave of absence shall not be included in the determination of a Team Member's total length of service. Time missed due to the leave of absence will reduce the distribution on a prorated basis for that year.

     e. Profit bonus will be paid in cash and will be taxable as ordinary income. It will also be deferred into ADIC's 401(k) Plan for current 401(k) participants.

     f. Bonus plan distribution will occur annually, within the first three weeks of December, following the release of the Company's fiscal year earnings to the general public.

     g. Targeted payouts for Team Members at Grades 0 through 25 are based upon the Company achieving 125% of budgeted earnings before profit sharing and taxes. Target is 80% of nominal payout at 100% of budget. Funding begins with the first dollar earned and continues on a linear basis.

     h. Targeted payouts for Team Members at Grade 26 and above are based on a combination of budgeted earnings as per above, and individual performance. No payments shall be made if the Company does not achieve at least 75% of budgeted earnings before profit sharing and taxes.

Targeted Payouts for 1996-1997

          Grades 0 - 12, 8% of annual base salary
          Grades 17 - 19, 9% of annual base salary
          Grades 20-22, 10% of annual base salary
          Grades 23 - 25, 12% of annual base salary
          Grades 26 - 29, 20% of annual base salary
          Grades 30 - 32, 30% of annual base salary
          Grades  33 - 36, 40% of annual base salary
          Grades 37, 50% of annual base salary


PROFIT BONUS EXAMPLE

Peter Penguin, Grade 17, earns $22,000 per year.
ADIC payout = 9% of annual base salary

1.   After three months
     Participation factor = 1/10 = 10%
     $22,000 X 9% X 10% = $198.00

2.   After seven months
     Participation factor = 5/10 = 50%
     $22,000 X 9% X 50% = $990.00

3.   After 11 months
     Participation factor = 9/10 = 90%
     $22,000 X 9% X 90% = $1,782.00

4.   After 12 months
     Participation factor = 10/10 = 100%
     $22,000 X 9% X 100% = $1,980.00